As filed with the Securities and Exchange Commission on May 4, 1998.

                                                Registration No. 33-59375

________________________________________________________________________

                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549

                       ______________________________

                      POST-EFFECTIVE AMENDMENT NO. 1 TO

                                  FORM S-3

                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                       ______________________________

                           CONSUMERS WATER COMPANY
             (Exact name of registrant as specified in charter)

                 MAINE                                01-0049450
     (State or other jurisdiction                    (IRS Employer
   or incorporation or organization)              Identification No.)

                              Three Canal Plaza
                            Portland, Maine 04101
                               (207) 773-6438
       (Registrant's address, including zip code and telephone number, including area code, of agent for service)

                    Brian R. Mullany, Secretary and Clerk
                           Consumers Water Company
                              Three Canal Plaza
                           Portland, Maine  04101
                   (Name and address of agent for service)

                                 Copies to:
                            Keith C. Jones, Esq.
                         Drummond Woodsum & MacMahon
                            245 Commercial Street
                                P.O. Box 9781
                         Portland, Maine 04104-5081


                         TERMINATION OF REGISTRATION

      Consumers Water Company hereby terminates its Registration Statement on Form S-3, No. 33-59375, with respect to common shares to be issued pursuant to its Dividend Reinvestment and Common Share Purchase Plan, as amended (the "Plan"). All of the shares covered by said registration statement have been issued as of March 1, 1998.

      A new Registration Statement (No. 333-46173) was filed on February 12, 1998 with the Securities and Exchange Commission with respect to additional shares issuable under the Plan.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Consumers Water Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland and State of Maine on the 30th day of April, 1998.

                                        Consumers Water Company


                                        By:  /s/ Peter L. Haynes
                                        Peter L. Haynes
                                        President

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

      Signature                        Title                       Date
---------------------     -------------------------------     --------------

/s/ Peter L. Haynes       President and Director              April 30, 1998
    Peter L. Haynes       (Principal Executive Officer)

/s/ John F. Isacke        Senior Vice President               April 30, 1998
    John F. Isacke        (Principal Financial Officer)

/s/ Gary E. Wardwell      Controller                          April 30, 1998
    Gary E. Wardwell      (Principal Accounting Officer)

* Jack S. Ketchum         Director                            April 30, 1998
  Jack S. Ketchum

* John E. Menario         Director                            April 30, 1998
  John E. Menario

* John E. Palmer, Jr.     Director                            April 30, 1998
  John E. Palmer, Jr.

* William B. Russell      Director                            April 30, 1998
  William B. Russell

* John H. Schiavi         Director                            April 30, 1998
  John H. Schiavi

<F*>   Peter L. Haynes, by signing his name hereto, does hereby sign this
       Post-Effective Amendment No. 1 to Registration Statement on behalf of each of the above-named directors of Consumers Water Company pursuant to powers of attorney executed by each such person and filed with the Securities and Exchange Commission.

/s/ Peter L. Haynes
Peter L. Haynes
Attorney-in-Fact